ADAMIS PHARMACEUTICALS CORPORATION 10-K

Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Prospectuses constituting a part of the Registration Statements of Adamis Pharmaceuticals Corporation on Form S-8 (Nos. 333-159229, 333-169106, 333-175383, 333-196435, 333-201742 and 333-211773), on Form S-1 (Nos. 333-190798, 333-192372, and 333-192801), and on Form S-3 (Nos. 333-196976, 333-199454, 333-200447, 333-209401 and 333-212880), of our report dated March 23, 2016 (which includes an explanatory paragraph relating to the uncertainty of the company’s ability to continue as a going concern), relating to the financial statements of U.S. Compounding, Inc. as of and for the periods ended December 31, 2015 and December 31, 2014, which report is included in the Current Report on Form 8-K/A of Adamis Pharmaceuticals Corporation filed with the Securities and Exchange Commission on June 24, 2016.

/s/ HUDSON CISNE & CO. LLP

Little Rock, Arkansas

March 29, 2017